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                                                                    EXHIBIT 10.3

                             TERRESTAR NETWORKS INC.

                             STOCKHOLDERS' AGREEMENT

                  STOCKHOLDERS' AGREEMENT (this "AGREEMENT"), dated as of May 11, 2005, by and among TerreStar Networks Inc., a Delaware corporation (the "COMPANY"), and the stockholders of the Company listed on SCHEDULE I hereto.

                                    RECITALS

                  WHEREAS, the Company and Motient Ventures Holding Inc. ("MOTIENT SUB") have entered into a purchase agreement (the "PURCHASE AGREEMENT"), pursuant to which Motient Sub will purchase shares of common stock, par value $0.001 per share, of the Company (the "SHARES");

                  WHEREAS, immediately prior to consummation of the transactions contemplated by the Purchase Agreement, those certain Rights to Receive Shares of Common Stock of the Company, dated as of December 20, 2004, as amended (collectively, the "RIGHTS"), held by the limited partners (or affiliates of such limited partners) of Mobile Satellite Ventures LP, a Delaware limited partnership ("MSV LP"), were exchanged for all of the 23,265,428 Shares then owned by MSV LP, pursuant to the terms and subject to the conditions set forth in the Rights;

                  WHEREAS, certain of the parties hereto are parties to that certain Securityholders' Agreement, dated as of December 20, 2004 (as amended, the "SECURITYHOLDERS' AGREEMENT");

                  WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, the Securityholders' Agreement was terminated by the parties thereto;

                  WHEREAS, pursuant to the Company's 2002 Stock Incentive Plan (the "OPTION PLAN"), the Company has granted, or is obligated to grant, options to its employees, directors and certain employees of MSV LP (the "OPTION HOLDERS") to purchase an aggregate of 3,861,673 Shares (the "OPTIONS"); and

                  WHEREAS, the Company and the other parties hereto desire to enter into this Agreement in order to provide, among other things, for certain mutual restrictions relating to the transfer of the Shares and other rights and responsibilities as set forth herein.

                  NOW, THEREFORE, in consideration of the agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:



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                  Section 1. DEFINITIONS. The terms defined in this Section 1 shall, for the purposes of this Agreement, have the meanings herein specified.

                  "AFFILIATE" means with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

                  "AGREEMENT" has the meaning set forth in the introduction.

                  "BUSINESS DAY" means a day of the year on which banks are not required or authorized to close in New York City.

                  "COLUMBIA/SPECTRUM INVESTOR GROUP" means collectively, the Stockholders set forth under the "Columbia/Spectrum Investor Group" heading in
SCHEDULE I hereto and any Person to whom any member of the Columbia/Spectrum Investor Group Transfers (as hereinafter defined) Shares pursuant to Section 8.2(b); PROVIDED, that the Spectrum Entities shall no longer be included in the Columbia/Spectrum Investor Group upon the first date on which any of the Spectrum Entities ceases to own at least the number of Shares owned by such Spectrum Entity as of the date of this Agreement (as adjusted for stock splits, reverse stock splits, stock dividends, combinations, recapitalizations and similar events).

                  "COMPANY" has the meaning set forth in the introduction.

                  "CONSENT AND WAIVER" means that certain Conditional Waiver and Consent Agreement, dated as of the date hereof, by and among Motient, Motient Sub and the other signatories thereto.

                  "CONTROL PARTY" means (i) an Affiliate that has direct or indirect majority voting control of a Stockholder, or (ii) an Affiliate that has a majority of its voting interests held, directly or indirectly, by a Stockholder or by Persons that have direct or indirect voting control of a Stockholder.

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended.

                  "EXCLUDED SECURITIES" means (A) any equity securities in the Company (i) issued in connection with the acquisition of the business of another entity, whether by the purchase of equity securities, assets or otherwise, PROVIDED, that such equity securities are issued at a price no less than fair market value as reasonably determined by the board of directors of the Company,
(ii) issued as part of an Initial Public Offering or other registered underwritten public offering of the Company's securities, (iii) issued under the Option Plan or any other equity compensation plan approved by the board of directors of Company, (iv) issued to financial institutions, financial

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syndicates, lessors, vendors or other third parties in connection with bona fide commercial credit arrangements, equipment financings, or similar transactions for primarily other than equity financing purposes, and (v) issued pursuant to the Purchase Agreement, and (B) any debt securities of the Company (i) issued in connection with the acquisition of the business of another entity, whether by the purchase of equity securities, assets or otherwise, (ii) issued as part of a registered underwritten public offering of the Company's securities, and (iii) issued to lessors, vendors, financial institutions or other third parties in connection with BONA FIDE equipment financings or similar transactions in which the proceeds of the borrowings are not intended to be used by the Company for general corporate purposes or working capital, including without limitation Purchase Money Indebtedness.

                  "EXPIRATION DATE" means the date that is the earlier of (i) the first date on which no Stockholder constitutes a Minority Stockholder or
(ii) 60 months after the date of this Agreement; PROVIDED, that such date shall be extended with respect to any Stockholder that is still a Minority Stockholder as of such date if and for so long as such Stockholder continues to be a Minority Stockholder and such Minority Stockholder's Proportionate Share (as hereinafter defined) in the Company is at least 90% of such Minority Stockholder's Proportionate Share in the Company as of the date of this Agreement; and PROVIDED, FURTHER, that any issued and outstanding securities of the Company that are Excluded Securities will not be included in the determination of such Minority Stockholder's Proportionate Share. For the avoidance of doubt, following the Second Transaction the Proportionate Share in the Company of the Roll-Up Entity will be compared to the aggregate Proportionate Share in the Company of MSV Investors, TMI Sub and any other Stockholder that transfers Shares to the Roll-Up Entity in connection with the Second Transaction, as of the date of this Agreement.

                  "FAMILY MEMBER" means, with respect to any Person (i) the spouse, parents, children, siblings, mother and father-in-law, sons and daughters-in-law and brothers and sisters-in-law of such Person or of any of the beneficial owners of such Person, (ii) any trust whose beneficiaries consist of only one or more of such Person and such persons or (iii) any partnership or other entity whose owners are one or more of such Person and such persons.

                  "GP SHARES" means shares of common stock, par value $0.01 per share, of MSV GP.

                  "INITIAL PUBLIC OFFERING" means the closing of a firm commitment underwritten public offering of equity securities in the Company or its successor with aggregate net proceeds to the Company and any selling stockholders of greater than $75 million; PROVIDED, that following such offering, the Shares are listed on a United States national securities exchange or the Nasdaq Stock Market.

                  "INTERVENING ENTITY" means, as applied to any Stockholder at any time, any Person the value of which at such time consists principally of its direct or indirect ownership of equity securities in, or obligations of, the Company. Without limiting the foregoing, the parties stipulate that, as of the date hereof, (i) TMI and TMI's general partner are Intervening Entities with respect to TMI Sub, (ii) Motient Ventures Holding Inc. and MVH Holding Inc. are Intervening Entities with respect to Motient Sub, and (iii) MSV Investor Holdings, Inc. is an Intervening Entity with respect to MSV Investors.

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                  "LIMITED HOLDER" means, collectively, (i) Dean Ventures VII,
LLC, (ii) Fabian Souza and (iii) any owners of Shares who acquire or have acquired such Shares pursuant to the exercise of an Option or similar security granted under the Option Plan or any other employee stock option plan, stock bonus plan, stock purchase plan or other equity compensation program approved by the Board of Directors of the Company; PROVIDED, that a Stockholder who acquires Shares pursuant to clause (iii) and is also either an Affiliate of Motient Sub, MSV Investors, TMI Sub, the Columbia/Spectrum Investor Group or Dr. Rajendra Singh, will not constitute a Limited Holder.

                  "LIMITED INVESTOR" has the meaning set forth in that certain Amended and Restated Stockholders' Agreement, dated as of November 12, 2004, as amended, by and among MSV GP and the stockholders of MSV GP named therein.

                  "MINORITY STOCKHOLDER" means, prior to the consummation of the Second Transaction, each of MSV Investors, TMI Sub and the Columbia/Spectrum Investor Group, and, following the consummation of the Second Transaction, the Roll-Up Entity; PROVIDED, HOWEVER, that (i) each such Stockholder shall no longer constitute a Minority Stockholder upon the first date on which such Stockholder ceases to own at least the number of Shares owned by such Stockholder as of the date of this Agreement (as adjusted for stock splits, reverse stock splits, stock dividends, combinations, recapitalizations and similar events) (except that, for the avoidance of doubt, the Columbia/Spectrum Investor Group shall not cease to constitute a Minority Stockholder solely as a result of a transaction that causes the Spectrum Entities to cease to be included in the Columbia/Spectrum Investor Group as contemplated by the proviso to the definition of "Columbia/Spectrum Investor Group"), and (ii) the Roll-Up Entity shall no longer be a Minority Stockholder on the first date on which the Roll-Up Entity ceases to own at least the number of Shares it owns as of the date of the consummation of the Second Transaction; and PROVIDED, FURTHER, that if any Minority Stockholder exercises its right to participate in a Transfer (as hereinafter defined) as a Tag Along Participant (as hereinafter defined) pursuant to Section 8.2(a) and Motient Sub (or an Affiliate thereof) participates in or initiates such Transfer, then such Stockholder still shall constitute a Minority Stockholder following such Transfer if and to the extent that the Percentage Reduction of such Stockholder is no greater than the Percentage Reduction of Motient Sub (or an Affiliate thereof).

                  "MOTIENT" means Motient Corporation.

                  "MOTIENT CHANGE OF CONTROL" means the following: (i) any Person or group of Persons (within the meaning of Section 13(d) and 14(d) of the Exchange Act) and their Affiliates have acquired, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of Motient representing more than 50% of (a) the voting power or
(b) the issued and outstanding equity securities of Motient; or (ii) any Person or group of Persons (within the meaning of Section 13(d) and 14(d) of the Exchange Act) and their Affiliates has become entitled to designate or appoint a majority of the directors on the board of directors of Motient.

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                  "MOTIENT SUB" has the meaning set forth in the recitals.

                  "MOTIENT TRANSACTION AGREEMENTS" means the documents set forth on SCHEDULE II attached hereto.

                  "MSV GP" means Mobile Satellite Ventures GP Inc.

                  "MSV LP" has the meaning set forth in the recitals.

                  "MSV INVESTORS" means MSV Investors, LLC and any Person to whom MSV Investors Transfers Shares pursuant to Section 8.2(b).

                  "OPTION HOLDER" has the meaning set forth in the recitals.

                  "OPTION HOLDER REPRESENTATIVE" means the Company, in its capacity as the representative of the Option Holders under this Agreement.

                  "OPTION PLAN" has the meaning set forth in the recitals.

                  "OPTIONS" has the meaning set forth in the recitals.

                  "PERCENTAGE REDUCTIon" means, with respect to a Transfer by a Stockholder, a fraction, the numerator of which is the difference between the Stockholder's Proportionate Share immediately prior to the Transfer and the Stockholder's Proportionate Share immediately following the Transfer, and the denominator is such Stockholder's Proportionate Share immediately prior to the Transfer.

                   "PERSON" means any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

                  "PLEDGE AGREEMENT" means that certain Pledge and Guarantee Agreement, dated as of November 26, 2001, by and among TMI Sub and the other parties thereto, as amended, supplemented or revised from time to time.

                  "PURCHASE AGREEMENT" has the meaning set forth in the recitals.

                  "PURCHASE MONEY INDEBTEDNESS" means any debt incurred or assumed by the Company to finance the cost (including the cost of construction) of an item of real or personal property or the improvement to such property, the aggregate principal amount of which debt does not exceed the sum of (i) 100% of such cost and (ii) reasonable fees and expenses of the Company incurred in connection therewith.

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                  "QUALIFIED SALE" means, with respect to a particular
corporation (a) the merger or consolidation of a corporation into or with another corporation in which the stockholders of the corporation and the Affiliates of such stockholders immediately preceding such merger or consolidation (solely by virtue of their shares or other securities of the corporation) shall own less than 50% of the outstanding voting securities of the surviving corporation; (b) the sale, Transfer or lease (but not including a Transfer or lease by pledge or mortgage to a BONA FIDE lender for so long as such lender has no right to accelerate the maturity of the indebtedness to which such pledge or mortgage relates), whether in a single transaction or pursuant to a series of related transactions or plan, of all or substantially all the assets of the corporation, which assets shall include for these purposes 50% or more of the outstanding voting capital stock of any subsidiaries of the corporation, the assets of which constitute all or substantially all the assets of the corporation and its subsidiaries taken as a whole; (c) the sale, Transfer or lease (but not including a Transfer or lease by pledge or mortgage to a BONA FIDE lender for so long as such lender has no right to accelerate the maturity of the indebtedness to which such pledge or mortgage relates), whether in a single transaction or pursuant to a series of related transactions, of all or substantially all the assets of any subsidiaries of the corporation, the assets of which constitute all or substantially all of the assets of the corporation and its subsidiaries taken as a whole; (d) the liquidation, dissolution or winding up the corporation or of such of the corporation's subsidiaries, as applicable, the assets of which constitute all or substantially all of the assets of the business of the corporation and its subsidiaries taken as a whole, whether voluntarily or involuntarily; or (e) any merger, consolidation or other business combination of the Company into or with another corporation (i) that is not otherwise a Qualified Sale, (ii) in which the Company is not the surviving corporation and (iii) as a result of which, the Minority Stockholders no longer have the minority protections set forth in this Agreement.

                   "RIGHTS" has the meaning set forth in the recitals.

                  "ROLL-UP ENTITY" means a single entity or group of related entities that, upon the consummation of the Second Transaction, directly or indirectly owns or controls any Shares, units of limited partnership interest in MSV LP, GP Shares or outstanding employee options granted under an employee option plan of MSV LP, pursuant to the Second Transaction, and any person to whom the Roll-Up Entity Transfers Shares pursuant to Section 8.2(b)(ii) or
Section 8.2(b)(iii); provided, that in the event the Roll-Up Entity controls, but does not itself own, or does not own directly, all of the Shares owned by MSV Investors, TMI Sub and any other Stockholder that Transfers direct or indirect ownership or control of its Shares to such entity (or their respective Affiliates), the term "Roll-Up Entity" shall also include all other entities which directly own such Shares and as to which the Roll-Up Entity has control and/or indirect ownership. In the event that the Roll-Up Entity includes more than one entity, such Roll-Up Entity shall deliver a written instrument to the Company, signed by each entity that comprises the Roll-Up Entity, stating the method by which the Roll-Up Entity will exercise the minority rights set forth in this Agreement. Such methodology shall be selected by the entities comprising the Roll-Up Entity in their discretion, but the methodology indicated in such written instrument shall be binding on the Roll-Up Entity unless and until a subsequent written instrument is delivered to the Company, signed by each entity comprising the Roll-Up Entity, changing such methodology.

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                  "SECOND TRANSACTION" means a transaction or series of
transactions involving the consolidation of control, directly or indirectly (by transfer of ownership or through contract), of the Shares, the units of limited partnership interest in MSV LP, and the GP Shares, owned by MSV Investors and TMI Sub (or their respective Affiliates), and which also may involve the consolidation of control (by transfer of ownership or through contract) of units of limited partnership interest in MSV LP, GP Shares, Shares and/or outstanding employee options granted under an employee option plan of MSV LP owned or held by any member of the Columbia/Spectrum Investor Group (and/or the Spectrum Entities if such entities cease to be members of the Columbia/Spectrum Investor Group), the Limited Holders, the TSTR Group and/or the Limited Investors (or their respective Affiliates), into the Roll-Up Entity; provided, that immediately prior to the consummation of such transaction or series of transactions, either MSV Investors or TMI Sub constitutes a Minority Stockholder; and provided, further, that should any such consolidation of control occur other than by way of a transfer of direct or indirect ownership (and all rights associated therewith) in the Shares, or the units of limited partnership interest in MSV LP and the GP Shares, the transaction or series of transactions giving rise to such consolidation of control shall be deemed to fall within this definition of "Second Transaction" only if any and all rights and obligations of the Roll-Up Entity and any Minority Stockholder are allocated among the Roll-Up Entity and such Minority Stockholder.

                  "SECURITYHOLDERS' AGREEMENT" has the meaning set forth in the recitals.

                  "SHARES" has the meaning set forth in the recitals.

                  "SKYTERRA" means SkyTerra Communications, Inc.

                  "SPECTRUM ENTITIES" means Spectrum Equity Investors IV, L.P., Spectrum IV Investment Managers Fund, L.P., and Spectrum Equity Investors Parallel IV, L.P. and any Person to whom any of the Spectrum Entities Transfers Shares pursuant to Section 8.2(b).

                  "STOCKHOLDERS" means each holder of Shares listed on SCHEDULE I hereof and, subject to Section 8.3 of this Agreement, any Person acquiring all or a part of a Stockholder's Shares after the date hereof.

                   "TMI" means TMI Communications and Company, Limited Partnership.

                  "TMI SUB" means TMI Communications Delaware, Limited Partnership and any Person to whom TMI Sub Transfers Shares pursuant to Section 8.2(b).

                  "TRANSACTION DOCUMENTS" means (i) this Agreement; (ii) that certain Cooperation Agreement, dated as of the date hereof, by and among MSV LP and the Company; (iii) the Consent and Waiver; (iv) the Purchase Agreement; (v) that certain Assignment of Contracts, dated as of the date hereof, by and between TerreStar and MSV LP; (vi) that certain Third Amendment to Pledge and


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Guarantee Agreement, dated as of the date hereof, by and among TMI Sub and the other parties thereto; and (vii) that certain Parent Transfer/Drag Along Agreement, dated as of the date hereof, by and among TerreStar and the parent entities and their respective subsidiaries named therein.

                  "TSTR GROUP" means TSTR Investors, LLC and its members including Dr. Rajendra Singh and any Person to whom each such Person Transfers Shares pursuant to Section 8.2(b).

                  Section 2. BOARD COMPOSITION.

                  (a) QUALIFICATIONS OF DIRECTORS. No person shall be elected or appointed a director if that person is less than 18 years of age, is of unsound mind and has been found so by a court, is not an individual, or has the status of a bankrupt. Directors may, but need not, be Stockholders.

                  (b) NUMBER AND DESIGNATION OF DIRECTORS. The Board shall consist of seven (7) directors. Subject to Section 2(c) below, each Stockholder agrees to use all commercially reasonable efforts (including approving all necessary or advisable amendments to the Company's certificate of incorporation and/or bylaws) to cause the board of directors of the Company (the "BOARD") to be composed as follows:

                           (i) If and for so long as the Second Transaction has
not occurred:

                                    (A) TMI Sub shall be entitled to designate
one (1) director for so long as either (A) TMI Sub is a Minority Stockholder or
(B) TMI or an Affiliate of TMI is the License Holder (as defined below); PROVIDED, that, in the event that TMI or an Affiliate of TMI is neither the License Holder nor a Minority Stockholder, such director shall be selected by the affirmative vote of a majority of the Shares held by the Stockholders (other than Limited Holders);

                                    (B) MSV Investors shall be entitled to
designate one (1) director for so long as MSV Investors is a Minority Stockholder; PROVIDED, that, in the event that MSV Investors is not a Minority Stockholder, such director shall be selected by the affirmative vote of a majority of the Shares held by the Stockholders (other than Limited Holders);

                                    (C) the Minority Stockholders shall be
entitled to designate one (1) director. Such director shall be selected by the affirmative vote of a majority of the Shares represented by such Minority Stockholders; PROVIDED, that in the event that no Stockholders are Minority Stockholders, such director shall be selected by the affirmative vote of a majority of the Shares held by the Stockholders (other than Limited Holders); and

                                    (D) Motient Sub shall be entitled to
designate four (4) directors.

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                           (ii) If the Second Transaction has occurred, then,
following the Second Transaction:

                                    (A) the Roll-Up Entity shall be entitled to
designate the number of directors that the Minority Stockholders (including TMI Sub and MSV Investors) had the right to designate pursuant to Section 2(b)(i) above immediately prior to the consummation of the Second Transaction; PROVIDED, that in no event will the Roll-Up Entity be entitled to designate more than three (3) directors; PROVIDED, FURTHER, that upon such time as either (1) the Roll-Up Entity is not a Minority Stockholder or (2) the Expiration Date has occurred, then any directors designated under this Section 2(b)(ii)(A) shall be selected by the affirmative vote of a majority of the Shares held by the Stockholders (other than Limited Holders); and PROVIDED, FURTHER, that TMI Sub shall be entitled to designate one (1) director that otherwise would be designated or selected under this Section 2(b)(ii)(A) for so long as TMI or an Affiliate of TMI is the License Holder (any director designated pursuant to Sections 2(b)(i)(A), (B) or (C) or this Section 2(b)(ii)(A), a "MINORITY DIRECTOR"); and

                                    (B) Motient Sub shall be entitled to
designate four (4) directors.

                  (c) OBSERVER RIGHTS. The Company shall provide the legal holder of the 2 GHz mobile satellite services authorization from Industry Canada relating to the Company's business (the "LICENSE HOLDER") and the Columbia/Spectrum Investor Group with notice of each meeting of the Board and shall permit one designated representative of the License Holder and the Columbia/Spectrum Investor Group to attend and participate in all discussions of each such meeting in a nonvoting capacity, and, in this respect shall give the License Holder and the Columbia/Spectrum Investor Group copies of all notices, minutes, consents and other material that it provides to directors (collectively, the "OBSERVATION RIGHTS"); PROVIDED, that the Company shall not be obligated to provide the License Holder with Observation Rights if such License Holder otherwise has the right to select a director pursuant to Sections 2(b)(i)(A) or 2(b)(ii)(A); PROVIDED, FURTHER, that the License Holder, the Columbia/Spectrum Investor Group and each of their designated representatives that attend any Board meeting shall, except as otherwise required by law, hold all matters discussed at any such meeting in strict confidence as if each such License Holder, the Columbia/Spectrum Investor Group and each of their designated representatives were voting members of the Board; PROVIDED FURTHER, that the License Holder shall be entitled to Observation Rights in accordance with the terms of this Section 2(c) only for so long as such License Holder continues to be the holder of the 2 GHz mobile satellite services authorization from Industry Canada relating to the Company's business; and PROVIDED, FURTHER, that the Columbia/Spectrum Investor Group shall be entitled to Observation Rights in accordance with the terms of this Section 2(c) only for so long as the Columbia/Spectrum Investor Group constitutes a Minority Stockholder.

                  (d) RESIGNATION. Any director may resign at any time by giving written notice to the chief executive officer (the "CEO") or the other current directors. Such resignation shall take effect at the time specified in such


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notice or, if the time be not specified, upon receipt thereof by the CEO. Unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. In the event of the death, disability, resignation or removal of any director, the Stockholder(s) which designated such director shall designate his or her replacement.

                  (e) INDEPENDENCE. At least one director designated by Motient Sub pursuant to Sections 2(b)(i)(D) or 2(b)(ii)(B) and the director designated by the Minority Stockholders pursuant to Section 2(b)(i)(C) shall (i) be "independent" within the meaning of the Nasdaq Stock Market's listing standards in effect from time to time and (ii) have substantial professional experience in, and familiarity with, the wireless telecommunications industry.

                  Section 3. BOARD MEETING.

                  (a) REGULAR MEETINGS. The Board shall meet no less often than quarterly, unless otherwise agreed by at least 80% of the directors. Such meetings shall be held on such date as shall be determined by the CEO or a majority of the Board.

                  (b) OTHER MEETINGS. Other meetings of the Board shall be held at such times as the Chairman of the Company (the "CHAIRMAN"), a vice-chairman of the Company (a "VICE-CHAIRMAN"), the CEO, a majority of the Board or a majority of the Minority Stockholders shall from time to time determine.

                  (c) NOTICE OF MEETINGS. The Secretary of the Company (the "SECRETARY") or any person that the Board or the Secretary delegate to act in the capacity of the Secretary shall give written notice to the CEO, the President of the Company (the "PRESIDENT") and each director of each meeting of the Board, which notice shall state the place, date, time and purpose of such meeting. Notice of each such meeting shall be given to each director, if by mail, addressed to him at his residence or usual place of business, at least five (5) Business Days before the day on which such meeting is to be held, or shall be sent to him at such place by telecopy, telegraph, cable, or other form of recorded communication, or may be delivered by electronic mail or be delivered personally or by telephone not later than forty-eight (48) hours before the time at which such meeting is to be held; PROVIDED, HOWEVER, that if any director objects to the holding of such Board meeting at the requested time and date, such meeting shall be held five (5) Business Days following the date of such notice; and PROVIDED, FURTHER, that the foregoing proviso shall not apply to any adjournment pursuant to the last sentence of Section 3(e)(i) below. A written waiver of notice, signed by the director entitled to notice, whether before or after the time of the meeting referred to in such waiver, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of any meeting of the Board, need be specified in any written waiver of notice thereof. Attendance of a director at a meeting of the Board, without protest before the conclusion of the meeting that such meeting is not lawfully called or convened, shall constitute a waiver of notice of such meeting.

                  (d) PLACE OF MEETINGS. The Board may hold its meetings at such place or places within or without the State of Delaware as the Chairman or CEO may from time to time determine, or as shall be designated in the respective notices or waivers of notice of such meetings.

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                  (e) QUORUM AND MANNER OF ACTING.

                           (i) A majority of the directors then in office
including at least one Minority Director (or who are members of any committee of the Board) shall be present in person or by proxy (provided in writing) at any meeting of the Board (or a committee thereof, as the case may be) in order to constitute a quorum for the transaction of business at such meeting, and the vote of a majority of those directors, or members of such committee, present at any such meeting at which a quorum is present shall be necessary for the passage of any resolution or act of the Board or such committee, except as otherwise expressly required by this Agreement. In the absence of a quorum for any such meeting, a majority of the directors present thereat may adjourn such meeting from time to time until a quorum shall be present. In the event that (a) the absence of a quorum is due solely to the absence of a Minority Director and (b) the directors present adjourn such meeting to a date that is no less than two business days after the date of the original meeting and provide proper notice of such meeting to all directors, quorum at such rescheduled meeting shall not require a Minority Director.

                           (ii) ORGANIZATION. At each meeting of the Board, one
of the following shall act as chairman of the meeting and preside, in the following order of precedence:

                                    (A) the Chairman;

                                    (B) the Vice-Chairman; or

                                    (C) any director chosen by a majority of the
directors present.

The Secretary or, in the case of his absence, any person whom the chairman of the meeting shall appoint shall act as secretary of such meeting and keep the minutes thereof.

                  (f) COMMITTEES OF THE BOARD. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees consisting of three or more directors; PROVIDED, that each committee shall consist of at least one designee of the Minority Stockholders. Except as otherwise expressly required by this Agreement, any committee of the Board, to the extent provided in the resolution of the Board designating such committee, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it. Each committee of the Board shall keep regular minutes of its proceedings and report the same to the Board and upon request of the Stockholders, to the Stockholders. The notice provisions set forth in Section 3(c) and the quorum provisions set forth in Section 3(e) shall apply to any meeting of a committee of the Board.

                  (g) DIRECTORS' CONSENT IN LIEU OF MEETING. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by all the directors of the Board, in the case of a Board meeting, or all the members of a committee, in the case of a committee meeting, and such consent is filed with the minutes of the proceedings of the Board or such committee.

                  (h) ACTION BY MEANS OF TELEPHONE OR SIMILAR COMMUNICATIONS EQUIPMENT. Any one or more members of the Board, or of any committee thereof, may participate in a meeting of the Board or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

                  (i) COMPENSATION. Directors who are independent in accordance with Section 2(e) shall receive such compensation as is determined from time to time by the Board. All other directors shall not receive any salary or compensation for their services as directors or as members of committees. The directors shall be entitled to be reimbursed for traveling expenses properly incurred by them in attending meetings of the Board or any committee thereof. Nothing herein shall preclude any director from serving the Company in any other capacity and receiving compensation therefor.

                  (j) SELECTION OF OFFICERS. Any changes to the officers of the Company shall be approved by a vote of the majority of the Board members.

                  Section 4. AGREEMENT TO VOTE SHARES TO ELECT DIRECTORS. Each Stockholder hereby agrees to take all action necessary (including voting or causing to be voted, or acting by written consent with respect to, any and all Shares held by him or it, or entitled to be voted by him or it, on the record date for establishing the Stockholders entitled to vote for the election of directors of the Company) to cause the designees of Motient Sub, TMI Sub, MSV Investors and the Minority Stockholders to be elected to the Board, in accordance with the provisions hereof.

                  Section 5. STOCKHOLDER MEETINGS.

                  (a) REGULAR MEETINGS. The Stockholders shall meet annually, unless otherwise agreed by the Board. Such meetings shall be held on such date as shall be determined by a majority of the Board.

                  (b) SPECIAL MEETINGS. Special meetings of the Stockholders shall be held at such times as the Board, the President or a majority in interest of the Stockholders shall from time to time determine.

                  (c) NOTICE OF MEETINGS. The Secretary shall give written notice to the President and each Stockholder of each meeting of the Stockholders, which notice shall state the place, date, time and purpose of such meeting. Notice of each such meeting shall be given to each Stockholder, if by mail, to the address set forth with respect to such Stockholder in SCHEDULE I, at least five (5) Business Days before the day on which such meeting is to be held, or shall be sent to such Stockholder by telecopy, telegraph, cable, or other form of recorded communication, or be delivered personally or by telephone not later than forty-eight (48) hours before the time at which such meeting is to be held; PROVIDED, HOWEVER, that if any Stockholder objects to the holding of such Stockholder meeting at the requested time and date, such meeting shall be held five (5) Business Days following the date that such notice was given. A written waiver of notice, signed by the Stockholder entitled to notice, whether before or after the time of the meeting referred to in such waiver, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of any meeting of the Stockholders need be specified in any written waiver of notice thereof. Attendance of a Stockholder at a meeting of the Stockholders, without protest before the conclusion of the meeting that such meeting is not lawfully called or convened, shall constitute a waiver of notice of such meeting.

                  (d) PLACE OF MEETINGS. The Stockholders may hold their meetings at such place or places within or without the State of Delaware as the President may from time to time determine, or as shall be designated in the respective notices or waivers of notice of such meetings.

                  (e) QUORUM AND MANNER OF ACTING. The Stockholders holding the majority of the Shares then issued and outstanding and entitled to vote shall be present in person or by proxy at any meeting of the Stockholders in order to constitute a quorum for the transaction of business at such meeting, and, except as otherwise provided herein, the vote of those Stockholders holding a majority of the Shares, present at any such meeting at which a quorum is present, shall be necessary for the passage of any resolution or act of the Stockholders, except as otherwise expressly required by this Agreement. In the absence of a quorum for any such meeting, holders of a majority of the Shares then issued and outstanding and entitled to vote present thereat may adjourn such meeting from time to time until a quorum shall be present.

                  (f) STOCKHOLDERS' CONSENT IN LIEU OF MEETING. Any action that has been authorized, approved or consented to by the Board and is required or permitted to be taken at any meeting of the Stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the Stockholders holding the requisite number of Shares for the taking the relevant action and such consent is filed with the minutes of the proceedings of the Stockholders.

                  (g) ACTION BY MEANS OF TELEPHONE OR SIMILAR COMMUNICATIONS EQUIPMENT. Any one or more Stockholders may participate in a meeting of the Stockholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

                  Section 6. TRANSFER OF BOARD DESIGNATION RIGHTS. The rights of the Stockholders to designate directors hereunder may not be Transferred (as hereinafter defined) other than pursuant to Section 8.2(b)(iii).

                  Section 7. FINANCIAL AND OTHER INFORMATION.

                  (a) The Company agrees to furnish to TMI Sub, MSV Investors and Motient Sub, and following the Second Transaction, the Roll-up Entity and Motient Sub, for so long as such Stockholder is required to account for its investment in the Company on a consolidated basis or under the equity method of accounting (determined in accordance with generally accepted accounting principles in the United States ("GAAP") consistently applied), the following financial statements and other information:

                           (i) as soon as available, and in any event within 30
days after the end of each calendar month, copies of the unaudited consolidated and consolidating statements of income and retained earnings and cash flows for such month and for the portion of the fiscal year then ended, all in reasonable detail, all certified by the Company's chief financial officer as complete and correct and as presenting fairly the information contained therein in accordance with GAAP, subject to (x) recurring non-material changes resulting from year-end audit adjustments, and (y) absence of the notes required by GAAP;

                           (ii) as soon as available, and in any event no later
than 10 days prior to each date which is the earliest date on which a Stockholder is required to file a Quarterly Report on Form 10-Q under Section 13(a) or 15(d) of the Exchange Act for each of the first, second and third quarterly accounting periods in each fiscal year of the Company, copies of the unaudited consolidated and consolidating balance sheets of the Company as of the end of such quarterly accounting period, and of the related consolidated and consolidating statements of income and retained earnings and cash flows for such accounting period and for the portion of the fiscal year then ended, all in reasonable detail and stating in comparative form the unaudited consolidated and consolidating figures as of the end of and for the corresponding date and period in the previous fiscal year, all certified by the Company's chief financial officer as complete and correct and as presenting fairly the information contained therein in accordance with GAAP, subject to (x) recurring non-material changes resulting from year-end audit adjustments and (y) absence of the notes required by GAAP;

                           (iii) as soon as available and in any event no later
than 15 days prior to each date which is the earliest date on which a Stockholder is required to file an Annual Report on Form 10-K under Section 13(a) or 15(d) of the Exchange Act for the each fiscal year of the Company, copies of the audited consolidated and consolidating balance sheets of the Company as of the end of such fiscal year, and of the related audited consolidated and consolidating statements of income and retained earnings and cash flows for such fiscal year, all in reasonable detail and stating in comparative form the respective consolidated and consolidating figures as of the end of and for the previous fiscal year, complete and correct and as presenting fairly the information contained therein in accordance with GAAP, and, in the case of such audited consolidated statements, accompanied by a report thereon of Friedman LLP or a nationally recognized firm of independent certified public accountants selected by the Company (the "ACCOUNTANTS") following an examination by the Accountants in connection with such consolidated financial statements in accordance with generally accepted auditing standards;

                           (iv) copies of any proxy statements, financial
statements and other reports as the Company shall send or make available generally to its stockholders;

                           (v) as soon as available, the information that would
be required to be disclosed on a Current Report on Form 8-K filed or furnished under Section 13(a) or 15(d) of the Exchange Act with respect to any material event, transaction or other matter that would require a company (in the Company's position) subject to the reporting requirements of such sections of the Exchange Act, to file such a Form 8-K with the Securities and Exchange Commission; and

                           (vi) any other information, including, without
limitation, annual budgets and financial statements or other information concerning the affairs of the Company that such Stockholder may from time to time reasonably request and that is capable of being obtained, produced, or generated without undue effort or expense by the Company or of which it has knowledge (including, without limitation, a brief statement containing a management discussion and analysis of the financial condition of the Company and describing the results of operations and significant events relating to the Company for any fiscal period).

                  (b) In addition, in the event that the Company becomes a "significant subsidiary" (as defined in Section 1-02(w) of Regulation S-X under the Exchange Act and applied in Section 3-09 of such Regulation S-X) of a Stockholder, the Company shall cooperate fully with such Stockholder by providing such assistance as is required for the Stockholder to prepare its Quarterly Reports on Form 10-Q in accordance with the requirements of the Exchange Act, and all of the rules and regulations promulgated thereunder, including, without limitation, by arranging for the Accountants to prepare quarterly reports in connection with the Company's quarterly financial statements referred to in Section 7(a)(iii).

                  (c) The Company agrees to furnish to the TSTR Investor Group and the Columbia/Spectrum Investor Group (and to the Spectrum Entities if such entities cease to be members of the Columbia/Spectrum Investor Group), and to Motient Sub, TMI Sub, MSV Investors and the Roll-Up Entity after each such entity is no longer entitled to receive information pursuant to Section 7(a), for so long as each such investor group or entity continues to be a Stockholder, the financial statements and other information set forth in Sections 7(a)(i),
(ii), (iii) and (vi).

                  (d) If the Company indicates at the time it provides any financial or other information to a Stockholder pursuant to this Section 7 that such information is material non-public information relating to it or any of its Affiliates ("NON-PUBLIC INFORMATION"), such Stockholder agrees not to disclose or reveal any Non-Public Information to any other Person until such time as the

Non-Public Information is disclosed in a press release or a filing with the Securities and Exchange Commission, unless such Stockholder is required by applicable law to disclose such Non-Public Information. In the event that such Stockholder is requested pursuant to, or required by, applicable law to disclose or reveal any Non-Public Information, such Stockholder agrees that, prior to disclosing such information, it will provide the Company with notice of such request or requirement in order to enable the Company to seek an appropriate protective order or other remedy, or to consult with such Stockholder with respect to steps that may be taken to resist or narrow the scope of such request or legal process. Such Stockholder acknowledges that it is aware that the United States securities laws prohibit any person possessing Non-Public Information from purchasing or selling any securities on the basis of the Non-Public Information. Consequently, such Stockholder agrees not to effect any trades in securities on the basis of the Non-Public Information. Further, such Stockholder agrees that while it is in possession of the Non-Public Information, it will refrain from making recommendations about buying, selling or exercising or redeeming securities. To the extent that the Stockholder is a public company (or an Affiliate of a public company), the Company and such Stockholder shall coordinate their efforts with respect to planning for the public disclosure of the Non-Public Information in connection with such Stockholder's obligations under the federal securities laws. For purposes of this Section 7(d), TSTR Investors, LLC and Dr. Rajendra Singh shall not constitute Affiliates of Motient.

                  Section 8. ADDITIONAL ISSUANCES OF DEBT OR EQUITY SECURITIES; TRANSFERS; DRAG-ALONG RIGHTS; ACTIONS REQUIRING CONSENT.

                  Section 8.1 ADDITIONAL ISSUANCES OF DEBT OR EQUITY SECURITIES.

                  (a) In order to raise capital for the Company's operations or to acquire assets, to redeem or retire the Company's debt, or for any other valid corporate purposes, the Company may, subject to the provisions of this
Section 8.1, from time to time determine that it is in the best interests of the Company to cause the Company to issue additional debt or equity securities to the Stockholders or other Persons. The Company shall determine the consideration for and the terms and conditions with respect to any future issuance of equity securities in the Company.

                  (b) The Company shall not issue any debt or equity securities to a proposed purchaser unless it first:

                           (i) reasonably determines in good faith that there is
a bona fide transaction contemplated and achievable pursuant to which a proposed purchaser will acquire debt or equity securities of the Company; and

                           (ii) delivers to each Minority Stockholder and the
TSTR Group (each such Person being referred to in this Section 8.1 as a "BUYER") a written notice (the "NOTICE OF PROPOSED ISSUANCE") specifying the type and amount of such equity securities that the Company then intends to issue (the "OFFERED SECURITIES"), all of the material terms, including the price (cash or non-cash) upon which the Company proposes to issue the Offered Securities and stating that the Buyers shall have the right to purchase the Offered Securities in the manner specified in this Section 8.1 for the same price per share and in accordance with the same terms and conditions specified in such Notice of Proposed Issuance, PROVIDED, that if such price consists of non-cash consideration, a Buyer may purchase the Offered Securities with the same type and amount of non-cash consideration described in such Notice of Proposed Issuance or, may instead, pay for such Offered Securities with the cash equivalent of such price, such equivalent to be agreed to by the parties or else determined by an independent Expert (as hereinafter defined) or another nationally recognized investment bank agreed to by the parties. Anything to the contrary contained herein notwithstanding, (i) a Stockholder who is a Minority Stockholder shall no longer constitute a Buyer, and shall no longer have the rights provided in this Section 8.1, upon the first date that such person ceases to be a Minority Stockholder, and (ii) the TSTR Group shall no longer constitute a Buyer, and shall no longer have the rights provided in this Section 8.1, upon the first date that the TSTR Group ceases to own at least the number of Shares (including, for the avoidance of doubt, all Shares that are issuable to Dr. Rajendra Singh upon the exercise of any outstanding Options) owned or held by the TSTR Group (including Dr. Singh) as of April 1, 2005 (as adjusted for stock splits, reverse stock splits, stock dividends, combinations, recapitalizations and similar events).

                  (c) During the thirty (30) calendar day period commencing on the date the Company delivers to all of the Buyers the Notice of Proposed Issuance (the "THIRTY DAY PERIOD"), the Buyers shall have the option to purchase up to their Proportionate Share (as defined below) of the Offered Securities at the same price and upon the same terms and conditions specified in the Notice of Proposed Issuance. Each Buyer electing to purchase Offered Securities must give written notice of its election to the Company prior to the expiration of the Thirty Day Period.

                  (d) Each Buyer shall have the right to purchase a portion of the Offered Securities equal to a percentage determined by dividing (i) the number of Shares held by such Buyer, by (ii) the total number of Shares then issued and outstanding to all Buyers. The amount of such Offered Securities that each Buyer is entitled to purchase under this Section 8.1 shall be referred to as its "PROPORTIONATE SHARE."

                  (e) Each Buyer that exercises in full its right to purchase its Proportionate Share (each an "EXERCISING BUYER") shall have a right of oversubscription such that if any other Buyer fails to elect to purchase his or its full Proportionate Share of the Offered Securities, the Exercising Buyer(s) shall, among them, have the right to purchase up to the balance of such Offered Securities not so purchased. The Exercising Buyers may exercise such right of oversubscription by electing to purchase more than their Proportionate Share of the Offered Securities by so indicating in a written notice given within five
(5) days after receiving written notice from the Company of the number of Shares that were not purchased by any Buyer. If, as a result thereof, such oversubscription elections exceed the total number of the Offered Securities available in respect to such oversubscription privilege, the oversubscribing Exercising Buyers shall be cut back with respect to oversubscriptions such that each is entitled to purchase a percentage of the balance of such Offered Securities determined by dividing (i) the number of Shares held by such Exercising Buyer by (ii) the total number of Shares then issued and outstanding to all Exercising Buyers, or as they may otherwise agree among themselves.

                  (f) The Company shall have the right, until the expiration of, seventy five (75) consecutive days in the case of a private offering of securities or one hundred and twenty (120) consecutive days in the case of a public offering of securities, commencing on the first day immediately following the expiration of the Thirty Day Period, to issue the Offered Securities not purchased by the Buyers to the proposed purchaser identified in the Notice of Proposed Issuance on the terms set forth in such Notice of Proposed Issuance or to any other party or parties at not less than, and on terms no more favorable in any material respect to such party or parties thereof than, the price and terms specified in the Notice of Proposed Issuance. If such remaining Offered Securities are not issued within such period and at such price and on such terms, the right to issue in accordance with the Commitment or this Section 8.1(f) shall expire and the provisions of this Agreement shall continue to be applicable to the Offered Securities.

                  (g) Notwithstanding the foregoing, the rights described in this Section 8.1 shall not apply with respect to the issuance of Excluded Securities.

                  Section 8.2 TRANSFERS. Each Stockholder agrees not to, directly or indirectly, sell, assign, transfer, pledge, encumber, hypothecate, mortgage or otherwise dispose of, either voluntarily or involuntarily but not including a Transfer or lease by pledge or mortgage to a BONA FIDE lender (or to enter into any contract, option or other arrangement or understanding to do any of the foregoing) (a "TRANSFER"), any Shares, except in compliance with this
Section 8.2; provided, however, that TMI Sub shall be permitted to pledge its Shares pursuant to the Pledge Agreement.

                  (a) TAG ALONG RIGHTS.

                           (i) GENERAL. No Stockholder (a "SELLING PARTY") may
Transfer (other than pursuant to Section 8.2(b)) any Shares held by such Selling Party to any Person, unless the terms and conditions of such Transfer shall include a written offer by the transferee (the "TRANSFER NOTICE") to each other Stockholder (other than Motient Sub and any Affiliates of Motient Sub who also are Stockholders) and each Option Holder (each, a "TAG ALONG PARTICIPANT"), at the same price (such price, the "TAG ALONG PRICE") and on the same terms and conditions as the Selling Party has agreed to sell its Shares to include in the Transfer to the transferee a portion of Shares determined in accordance with this Section 8.2(a); PROVIDED, however, that the Transfer by a Stockholder of any Shares that were issued promptly following the exercise of an Option by such Stockholder shall not be subject to this Section 8.2(a); and PROVIDED, FURTHER, that Option Holders shall not constitute Tag Along Participants with respect to any Transfer of Shares to the Roll-Up Entity in connection with the Second Transaction. All rights of the Option Holders under this Section 8.2(a) shall be exercised by the Option Holder Representative, and any notices or communications required to be given to the Option Holders may instead be provided solely to the Option Holder Representative.

                           (ii) OBLIGATION OF TRANSFEREE TO PURCHASE. The
transferee of the Selling Party shall purchase from the Selling Party and each Tag Along Participant the portion of such Selling Party's and Tag Along Participant's Shares that such Selling Party and Tag Along Participant desire to sell; PROVIDED, that in the event that the transferee is not willing to purchase all of the shares the Selling Party and the Tag Along Participants desire to sell, the transferee shall purchase from the Selling Party and each Tag Along Participant a portion of such securities that shall not exceed the Maximum Tag Along Portion (as hereinafter defined) and, if such portion does exceed the Maximum Tag Along Portion, the transferee shall purchase only the Maximum Tag Along Portion. For purposes hereof, the term "MAXIMUM TAG ALONG PORTION" means a portion of the Selling Party's or a Tag Along Participant's Shares equal to the aggregate number of Shares the transferee actually proposes to purchase multiplied by a fraction, the numerator of which shall be the number of Shares issued and owned by such Selling Party or Tag Along Participant (including, for the avoidance of doubt, in the case of participating Option Holders, Shares to be acquired upon the exercise of any vested Options owned by such Option Holder and to be included in such Transfer) and the denominator of which shall be the aggregate number of Shares owned by the Selling Party and each Tag Along Participant exercising its rights under this Section 8.2(a) (including, for the avoidance of doubt, Shares to be acquired upon the exercise of vested Options owned by participating Option Holders and to be included in such Transfer); PROVIDED, HOWEVER, that if the Selling Party proposes to Transfer Shares representing 50% or more of the issued and outstanding Shares, the Maximum Tag Along Portion for each Tag Along Participant shall be equal to all of the Shares owned by such Tag Along Participant. To the extent one or more Tag Along Participants exercise such right of participation in accordance with the terms and conditions of this Section 8.2(a), the number of shares that the Selling Party may sell in the transaction shall be correspondingly reduced. For the avoidance of doubt, the Option Holders shall be treated as a single Tag Along Participant for purposes of this Section 8.2(a), and the number of Shares owned by such Option Holders and proposed to be sold by such Option Holders shall be determined by the Option Holder Representative in its reasonable discretion based on instructions received from the Option Holders.

                           (iii) EXERCISE. The tag-along right may be exercised
by each Tag-Along Participant by delivery of a written notice to the Selling Party (the "TAG ALONG NOTICE") within 30 calendar days following receipt of the Transfer Notice. The Tag Along Notice shall state the number of Shares that such Tag Along Participant wishes to include in such Transfer to the transferee under such Tag Along Participant's right to participate. Upon the giving of a Tag Along Notice, such Tag Along Participant shall be entitled and obligated to sell the number of Shares set forth in the Tag Along Notice, to the transferee on the terms and conditions set forth in the Transfer Notice (the "TRANSFEREE TERMS"); PROVIDED, HOWEVER, the Selling Party shall not consummate the sale of any Shares offered by it if the transferee does not purchase all Shares which each Tag Along Participant is entitled and desires to sell pursuant hereto. After expiration of the 30 calendar-day period referred to above, if the provisions of this Section have been complied with in all respects, the Selling Party and each Tag Along Participant that delivered a Tag Along Notice shall Transfer the Shares determined in accordance with Section 8.2(a)(ii) to the transferee on the Transferee Terms on the sale date proposed in the Transfer Notice (or such other date within sixty (60) days of such proposed sale date as may be agreed among the participants in such Transfer).

                           (iv) SEVERAL LIABILITY. Anything to the contrary
contained herein notwithstanding, the Selling Party agrees to use its good faith reasonable efforts to ensure that the applicable Transferee Terms provide for several, and not joint, liability, with respect to the indemnification and comparable obligations contained within such Transferee Terms.

                           (v) The tag-along rights set forth in this Section
8.2(a) shall not be deliberately circumvented by a Selling Party under circumstances where any of the parties having tag-along rights hereunder would have a reasonable expectation that such tag-along rights would apply.

                  (b) Subject to Sections 8.2(c), (d) and (e), a Stockholder may at any time and from time to time (i) Transfer any of its Shares to any of its Family Members PROVIDED, that such Stockholder shall provide the other Stockholders notice of the identity of such Family Member transferee, (ii) Transfer all or part of its Shares to its members, partners, shareholders or other equity holders, as the case may be, pro-rata in accordance with the governing documents of the Stockholder and without consideration, or (iii) Transfer all or part of its Shares to a Control Party or a wholly-owned subsidiary of such Stockholder including but not limited to by way of merger, reverse merger or other business combination; PROVIDED, that in the event that the Stockholder is not a wholly-owned subsidiary of the Control Party, such Stockholder and Control Party agree with the Company in writing that such Control Party shall Transfer such Shares back to such Stockholder immediately upon such Person ceasing to be a Control Party of such Stockholder; and PROVIDED, further, that such Stockholder and wholly-owned subsidiary agree with the Company in writing that such wholly-owned subsidiary shall Transfer such Shares back to such Stockholder immediately upon such Person ceasing to be a wholly-owned subsidiary of such Stockholder.

                  (c) In addition to any other requirements of this Agreement relating to a Transfer of Shares, no Shares shall be Transferred or assigned unless the transferee (i) executes an instrument reasonably satisfactory to the Company accepting all of the terms and conditions relating to a Stockholder set forth in this Agreement, (ii) pays any reasonable expenses of the Company incurred in connection with such Transfer or assignment (including, without limitation, attorney's fees) and (iii) is either an "accredited investor" (as defined in Rule 501 promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT")) or provides an opinion of counsel reasonably acceptable to the Company that the Transfer will not require registration under the Securities Act.

                  (d) Notwithstanding any other provisions of this Agreement to the contrary, the Company may prohibit any proposed Transfer if, in the reasonable determination of the Company, such Transfer would cause the Company to be in violation of any material applicable state or federal laws or other material applicable legal requirement.

                  (e) To the extent that any regulatory approval, notification or other submission or procedure is required or customarily provided in connection with the exercise of any right or obligations as set forth in this Agreement with respect to the Transfer or assignment of the Shares (including, but not limited to, Federal Communications Commission approvals (if required), filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and applicable securities laws), such Transfer or assignment pursuant to this Agreement will be delayed and will only take place after such approval, notification or other submission or procedure has been obtained, submitted or completed, as reasonably determined by the Company.

                  (f) Subject to Sections 8.2(c), (d), and (e), for purposes of this Agreement, the sale or Transfer of any equity or other ownership interests in any Intervening Entity other than to an entity that is a wholly-owned subsidiary of such Stockholder or of which such Stockholder is a direct or indirect wholly-owned subsidiary (an "INTERVENING ENTITY OWNERSHIP CHANGE") shall be deemed to constitute a Transfer of the aggregate number of Shares held by that Stockholder multiplied by a fraction, the numerator of which is the percentage ownership of the Intervening Entity so sold or Transferred and the denominator of which is 100%. If such a deemed Transfer of Shares occurs without compliance with or as permitted by the provisions of Sections 8.2(a) through (e) (as applicable) of this Agreement then, without limiting the rights of the Company or the other Stockholders at law or in equity, all of the Stockholders (other than the Stockholder which is so deemed to have Transferred Shares) shall have the right to purchase their Proportionate Shares (except that in determining such Stockholders' Proportionate Share, any Shares (and Shares issuable upon the exchange, conversion or exercise of warrants or other convertible instruments) owned directly or indirectly by the Intervening Entity shall be excluded from the denominator) so deemed Transferred for the same amount of consideration to be given to the Intervening Entity or its owners, in respect of the Intervening Entity Ownership Change.

                  (g) Any attempted Transfer of Shares in violation of this Agreement shall be void and of no effect.

                  Section 8.3 NEW STOCKHOLDERS. A Person (other than a current Stockholder) who purchases from the Company Shares issued pursuant to Section
8.1 shall become a Stockholder, pursuant to the terms and subject to the conditions set forth in this Agreement upon furnishing to the Company (a) a subscription agreement, in form reasonably satisfactory to the Company, which agreement shall include an acceptance by such Person of all the terms and conditions of this Agreement, and (b) such other documents as the Company deems reasonably necessary or advisable. Such admission shall become effective on the date that the Company determines that such conditions have been satisfied.

                  Section 8.4 DRAG-ALONG RIGHTS. If (a) Stockholders holding a majority of the outstanding Shares (the "MAJORITY HOLDERS") determine to Transfer or exchange (in a merger, business combination or otherwise) in one or a series of related bona fide arm's-length transactions (collectively, the "DRAG-ALONG TRANSACTION") to an unrelated and unaffiliated third party all of the Shares held by such Stockholders; (b) the Drag-Along Transaction is a Fair Transaction (as hereinafter defined); and (c) the third party transferee agrees in connection with such Drag-Along Transaction to acquire all outstanding Options or the Shares underlying such Options at a price per underlying Share that is equal to the price per Share to be received by the Majority Holders, then, upon thirty (30) days' written notice to the Stockholders who are not Majority Holders, the Company and the Option Holders (the "DRAG-ALONG NOTICE"), which notice shall include reasonable details of the proposed transaction, including the consideration to be received by the Stockholders, each other Stockholder shall be obligated to, and shall sell, Transfer and deliver, or cause to be sold, Transferred and delivered, to such third party, all of its Shares in the same transaction at the closing thereof (and will deliver such Shares free and clear of all liens, claims, or encumbrances except this Agreement) (or shall vote in favor of or consent to any transaction requiring the vote or consent of Stockholders), and shall otherwise cooperate in the consummation of such transaction, and the consideration to be paid to the Stockholders and the Option Holders shall be distributed to the Stockholders and the Option Holders on a pro rata basis in accordance with their respective Proportionate Shares.

                  (a) For purposes hereof, a "FAIR TRANSACTION" means a Drag-Along Transaction in which the aggregate consideration to be received by all Stockholders and Option Holders, as determined in accordance with this
Section 8.4(b) (the "DRAG ALONG CONSIDERATION"), is no less than 95% of the then current fair market value of the Company, as determined in accordance with this
Section 8.4(b) (the "CURRENT FAIR MARKET VALUE"). In determining the Drag Along Consideration and the Current Fair Market Value, the following provisions shall apply:

                           (i) In determining the Drag Along Consideration, the
Board shall make a good faith determination regarding the value of the consideration to be received by the Stockholders and the Option Holders in connection with the Drag-Along Transaction. If the Drag Along Consideration, in whole or in part, consists of cash, the Drag Along Consideration shall be deemed to be the amount of cash to be paid to the Stockholders and the Option Holders, plus the value of any property other than cash to be received by the Stockholders and the Option Holders, determined as provided in the next sentence. In the event that the Drag Along Consideration, in whole or in part, consists of shares of capital stock or securities convertible or exchangeable for any capital stock, then the Drag Along Consideration shall be deemed to be the fair value thereof based on the average of the closing or reported price of such securities during the ten trading days immediately preceding such determination, if such securities are listed on a national securities exchange or quoted on Nasdaq or the OTC Bulletin Board. In the event that the Drag Along Consideration, in whole or in part, consists of shares of capital stock (or securities convertible or exchangeable for any such capital stock) that is not listed on a national securities exchange or quoted on Nasdaq or the OTC Bulletin Board, or any other property (other than cash), then the Drag Along Consideration shall be deemed to be the fair value thereof as determined in good faith by the Board, irrespective of any accounting treatment.

                           (ii) In determining the Current Fair Market Value,
the Board shall make a good faith determination regarding the current fair market value of the Company, based on the most recent and current information available to the Board, including, without limitation, the most recent financial information with respect to the Company's results of operations, balance sheet, financial position, liabilities, stockholders' equity, and cash flows, and taking into account all relevant regulatory, operational, contractual, and other information and factors regarding the Company's value available to the Board, irrespective of accounting treatment.

                           (iii) Promptly following the Board's determination of
the Drag Along Consideration and the Current Fair Market Value pursuant to Sections 8.4(b)(i) and (ii), the Company shall prepare and deliver to each Stockholder a notice stating the Board's determination of the amount of the Drag Along Consideration and the Current Fair Market Value (the "FAIR VALUE NOTICE"). The Board's determination of the Drag Along Consideration and the Current Fair Market Value shall be final and binding on the parties to this Agreement unless a Stockholder who is not a Majority Holder (an "OBJECTING HOLDER") objects by giving written notice to the Company and the Majority Holders within five business days after such Stockholder's receipt of the Fair Value Notice (the "OBJECTION NOTICE"). Such Objection Notice shall contain the Objecting Holder's determination of the amount of the Drag Along Consideration and the Current Fair Market Value. Upon receipt of a timely Objection Notice, the Company and the Objecting Holder (or the Objecting Holders) shall attempt in good faith to resolve any differences with respect to the Drag Along Consideration and the Current Fair Market Value. If the parties are unable to reach an agreement with respect to the Drag Along Consideration and the Current Fair Market Value within 20 days following receipt of the Objection Notice, such objections and the Company's responses thereto shall be reviewed by one of the investment banking or appraisal firms set forth on Schedule III hereto chosen by the Company (an "EXPERT"); PROVIDED, that such Expert is independent of the Objecting Holder (or Objecting Holders) and the Company at the time of such determination. The Expert shall resolve all such objections and finally determine, as soon as practicable and in any event within 20 days after receiving written instructions to resolve such objections, the Drag Along Consideration and the Current Fair Market Value. The determination of the Drag Along Consideration and the Current Fair Market Value by the Expert shall be final and binding on the Company and the Stockholders. The fees and expenses of the Expert shall be borne by the party (either the Company or the Objecting Holders, as a group) whose determination of the Current Fair Market Value (which, in the case of the Objecting Holders, shall be the average of the Current Fair Market Values set forth in all Objection Notices) was further from the Expert's determination of Current Fair Market Value, or equally by the Company and the Objecting Holders in the event that the determination by the Expert is equidistant between the determination of the Current Fair Market Value contained in the Fair Value Notice and the average of the Current Fair Market Values set forth in all Objection Notices.

                  Section 8.5 ACTIONS REQUIRING CONSENT.

                  (a) ACTIONS REQUIRING CONSENT OF THE MINORITY STOCKHOLDERS. The Company shall not, nor shall it permit any subsidiary to, take any of the following actions without first obtaining the approval (by vote or written consent, as provided by law) of a majority of the Shares held by the Minority Stockholders (such approval not to be unreasonably withheld):

                           (i) enter into a transaction or a series of
transactions, directly or indirectly, with Motient (or an Affiliate thereof);

                           (ii) enter into a transaction or series of
transactions in which Motient (or an Affiliate thereof) will receive consideration that (A) is different than the consideration to be received by other Stockholders, (B) has a different per share value than the consideration received by the other Stockholders, or (C) is not based solely on the Proportionate Share owned by Motient (or such Affiliate); PROVIDED, that this
Section 8.5(a)(ii) shall not apply to a transaction or series of transactions in which the Minority Stockholders and the TSTR Group are entitled to exercise the preemptive rights set forth in Section 8.1 hereof;

                           (iii) amend, alter or repeal any provision of (A) its
certificate of incorporation, (B) its bylaws, (C) this Agreement, and (D) that certain Parent Transfer/Drag Along Agreement, dated as of the date hereof, by and among the Company and the parent entities and their respective subsidiaries named therein; and

                           (iv) take any action that could result in the
liquidation, dissolution or winding up of the Corporation.

                  (b) ACTIONS REQUIRING CONSENT BY TMI SUB OR MSV INVESTORS. The Company shall not, nor shall it permit any subsidiary to, consummate a Qualified Sale of TerreStar at a per Share price that is less than $24.42 (as adjusted for stock splits, reverse stock splits, stock dividends, combinations, recapitalizations and similar events) without first obtaining the approval (by vote or written consent, as provided by law) (such approval not to be unreasonably withheld) of (A) prior to the consummation of the Second Transaction, either TMI Sub or MSV Investors, and (B) following the consummation of the Second Transaction, the Roll-Up Entity.

                  (c) ACTIONS REQUIRING CONSENT BY TMI SUB AND MSV INVESTORS FOLLOWING A MOTIENT CHANGE OF CONTROL. Following a Motient Change of Control, the Company shall not, nor shall it permit any subsidiary to, take any of the following actions without first obtaining the approval (by vote or written consent, as provided by law) (such approval not to be unreasonably withheld) of
(A) prior to the consummation of the Second Transaction, each of TMI Sub and MSV Investors, and (B) following the consummation of the Second Transaction, the Roll-Up Entity:

                           (i) approve the business plan and annual operating
budget of the Company, including capital expenditures; and

                           (ii) approve the appointment or replacement of the
CEO.

                  Section 8.6 TERMINATION. Sections 8.1, 8.5(a) and 8.5(b) shall terminate and have no further force and effect upon the Expiration Date; provided, that with respect to Section 8.1, such date shall be extended with respect to the TSTR Group if and for so long as the TSTR Group's Proportionate Share in the Company is at least 90% of the TSTR Group's Proportionate Share in the Company as of April 1, 2005; and provided, further, that any issued and outstanding securities of the Company that are Excluded Securities will not be included in the determination of the TSTR Group's Proportionate Share. Section

                  8.7 RIGHTS OF LIMITED HOLDERS. Notwithstanding anything to the contrary contained in this Agreement, except for such rights as may otherwise be expressly required by the Delaware General Corporation Law, each Limited Holder
(a) shall not have any of the rights, privileges or preferences granted under this Agreement to a Stockholder including without limitation, any rights contained in this Agreement in the event of any issuance, sale or other Transfer of Shares or other securities of the Company by the Company or another Stockholder; provided, that each Limited Holder shall have the tag along rights set forth in Section 8.2(a), and (b) shall otherwise be subject to all the obligations and restrictions associated with being a Stockholder as provided in this Agreement, including without limitation, the restrictions on Transfer set forth in Section 8 of this Agreement. Upon any Transfer by a Limited Holder in accordance with the terms of this Agreement, such transferee shall not be deemed to be a Limited Holder.

                  Section 9. LEGENDS. Each Stockholder consents to the Company inserting appropriate legends referencing the restrictions and obligations contained in this Agreement on the certificates representing the Shares held by the Stockholders on or after the date of this Agreement.

                  Section 10. STOCKHOLDERS' REPRESENTATION. Each Stockholder hereby represents that, notwithstanding anything herein to the contrary, it has no immediate plan or intention to consummate any Transfer of Shares other than pursuant to the Second Transaction.

                  Section 11. MISCELLANEOUS.

                  (a) REPRESENTATION. No Stockholder is a party to any other agreement other than the Pledge Agreement, the Motient Transaction Agreements and the Transaction Documents, with respect to the Transfer or disposition of voting rights with respect to any Shares.

                  (b) SEVERABILITY. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable, each other provision of this Agreement shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

                  (c) NO WAIVER. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder.

                  (d) ENTIRE AGREEMENT. This Agreement and the other Transaction Documents constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements and understandings of the parties in connection herewith.

                  (e) AMENDMENT AND MODIFICATION. Subject to Section 8.5(a)(iii), this Agreement may be amended, modified and supplemented only by written agreement of a majority of the Shares held by the Stockholders (or, in the event the provision to be amended contains language requiring the consent of a greater number of the Shares such greater number); PROVIDED, HOWEVER, that any amendment, modification or supplement to this Agreement that would adversely affect any individual Stockholder, or group of Stockholders, in a manner different than its effect on other Stockholders shall require the prior written consent of such Stockholder(s). Notwithstanding the foregoing, if the Company shall admit any new stockholder and the Board shall determine that the Board should be expanded to allow for representation on the Board by such new stockholder, this Agreement may be amended by the written agreement of the holders of a majority of the then outstanding Shares to provide for one or more additional directors (the number of such additional directors to be reasonably proportionate to such new Stockholder's Proportionate Share), which director(s) shall be designated by such new Stockholder.

                  (f) REMEDIES. The parties acknowledge and agree that the breach of any of the terms of this Agreement will cause irreparable injury for which an adequate remedy at law is not available. Accordingly, it is agreed that each party hereto shall be entitled to an injunction, restraining order or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction in the United States or any state thereof, without the requirement of the posting of any bond. Such remedies shall be cumulative and non-exclusive and shall be in addition to any other rights and remedies the parties may have under this Agreement.

                  (g) NOTICES. All notices provided for in this Agreement shall be in writing, duly signed by the party giving such notice, and shall be delivered personally, sent by a nationally recognized overnight courier, telecopied or mailed by registered or certified mail, as follows:

                  (i) If given to the Company, at the Company's mailing address set forth below:

                  TerreStar Networks Inc.
                  7925 Jones Branch Drive
                  McLean, VA 22102
                  Fax: (703) 873-2801
                  Attention:  Chief Executive Officer

                  with a copy to each Stockholder as set forth in clause (ii) below.

                  (ii) If given to any Stockholder, at the address set forth on
SCHEDULE I hereof (or as modified from time to time by a Stockholder upon written notice to the Company).

                  (iii) If given to the Option Holder Representative, at the Option Holder Representative's mailing address set forth below:

                  TerreStar Networks Inc.
                  c/o Mobile Satellite Ventures LP
                  10802 Parkridge Boulevard
                  Reston, VA 20191
                  Fax: (703) 390-2770
                  Attention:  Secretary (Option Holder Representative)

Notices delivered personally to an addressee or sent by overnight courier shall be deemed to have been given upon such delivery. Notices sent by telecopier shall be deemed to have been given upon confirmation by telecopy answerback (provided that the sending of any such notice is followed promptly by the mailing of the original of such notice). Notices mailed by registered or certified mail shall be deemed to have been given upon the expiration of five
(5) Business Days after such notice has been deposited in the mail.

                  (h) GOVERNING LAW; CONSENT TO JURISDICTION. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware without regard to any applicable principles of conflicts of law. Each party agrees that, in connection with any legal suit or proceeding arising with respect to this Agreement, it shall submit to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York or the applicable New York state court located in New York County and agrees to venue in such courts.

                  (i) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.





                           [SIGNATURE PAGES TO FOLLOW]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                                         TERRESTAR NETWORKS INC.



                                         By:  /S/ Wharton B. Rivers, Jr.
                                              ----------------------------------
                                              Name:  Wharton B. Rivers, Jr.
                                              Title: President and Chief
                                                     Executive Officer


                                         THE OPTION HOLDER REPRESENTATIVE:

                                         TERRESTAR NETWORKS INC.




                                         By:  /S/ Wharton B. Rivers, Jr.
                                              ----------------------------------
                                              Name:  Wharton B. Rivers, Jr.
                                              Title: President and Chief
                                                     Executive Officer



              [SIGNATURE PAGE TO TERRESTAR STOCKHOLDERS' AGREEMENT]

                                         MOTIENT VENTURES HOLDING INC.



                                         By:  /S/ Christopher Downie
                                              ----------------------------------
                                              Name:  Christopher Downie
                                              Title: Executive Vice President


                                         TMI COMMUNICATIONS DELAWARE, LIMITED
                                         PARTNERSHIP

                                         By: 3924505 Canada, Inc., its General
                                             Partner


                                         By:  /S/ Richard O'Reilly
                                              ----------------------------------
                                         Name:  Richard O'Reilly
                                         Title: President


              [SIGNATURE PAGE TO TERRESTAR STOCKHOLDERS' AGREEMENT]

                                         MSV INVESTORS, LLC

                                         By:   MSV Investors Holdings, Inc.,
                                               Its Managing Member


                                         By:   /S/ Jeffrey A. Leddy
                                               ---------------------------------
                                               Name:  Jeffrey A. Leddy
                                               Title:  Chief Executive Officer


                                         TSTR INVESTORS, LLC



                                         By:   /S/ Rajendra Singh
                                               ---------------------------------
                                               Name:  Rajendra Singh
                                               Title:  President and CEO


              [SIGNATURE PAGE TO TERRESTAR STOCKHOLDERS' AGREEMENT]

                                         SPECTRUM EQUITY INVESTORS IV, L.P.

                                         By: Spectrum Equity Associates IV, L.P.
                                              Its General Partner


                                         By: /S/ Kevin J. Maroni
                                             -----------------------------------
                                              Name:  Kevin J. Maroni
                                              Title: Manager


                                         SPECTRUM IV INVESTMENT MANAGERS' FUND,
                                         L.P.


                                         By: /S/ Kevin J. Maroni
                                             -----------------------------------
                                              Name:  Kevin J. Maroni
                                              Title: Manager




                                         SPECTRUM EQUITY INVESTORS PARALLEL IV,
                                         L.P.

                                         By: Spectrum Equity Associates IV,
                                             L.P., its General Partner


                                         By: /S/ Kevin J. Maroni
                                             -----------------------------------
                                              Name:  Kevin J. Maroni
                                              Title: General Partner


              [SIGNATURE PAGE TO TERRESTAR STOCKHOLDERS' AGREEMENT]

                                              COLUMBIA CAPITAL EQUITY PARTNERS
                                              III (QP), L.P.

                                              By: Columbia Capital Equity
                                                  Partners III, L.P., as General
                                                  Partner


                                              By: /S/ Donald A. Doering
                                                  ------------------------------
                                                   Name:  Donald A. Doering
                                                   Title: CFO


                                              COLUMBIA CAPITAL EQUITY PARTNERS
                                              III (AI), L.P.

                                              By: Columbia Capital Equity
                                                  Partners III, L.P., as General
                                                  Partner


                                              By: /S/ Donald A. Doering
                                                  ------------------------------
                                                   Name:  Donald A. Doering
                                                   Title: CFO


                                              COLUMBIA CAPITAL EQUITY PARTNERS
                                              III (CAYMAN), L.P.

                                              By: Columbia Capital Equity
                                                  Partners (Cayman) III, Ltd.,
                                                  as General Partner


                                              By: /S/ Donald A. Doering
                                                  ------------------------------
                                                   Name:  Donald A. Doering
                                                   Title: CFO




              [SIGNATURE PAGE TO TERRESTAR STOCKHOLDERS' AGREEMENT]

                                          COLUMBIA CAPITAL INVESTORS III, LLC

                                          By: Columbia Capital Equity Partners
                                              III, L.P., as General Partner


                                          By: /S/ Donald A. Doering
                                              ----------------------------------
                                               Name:  Donald A. Doering
                                               Title: CFO


                                          COLUMBIA CAPITAL EMPLOYEE INVESTORS
                                          III, L.L.C.

                                          By: Columbia Capital III, L.L.C., its
                                              Manager


                                          By: /S/ Donald A. Doering
                                              ----------------------------------
                                               Name: Donald A. Doering
                                               Title: Chief Financial Officer


              [SIGNATURE PAGE TO TERRESTAR STOCKHOLDERS' AGREEMENT]

                                          DEAN VENTURES VII, LLC



                                          By:      /S/ Dean L. Wilde, Jr.
                                                   -----------------------------
                                                   Name:  Dean L. Wilde, Jr.
                                                   Title: Member







                                          /S/ Fabian Souza
                                          ----------------
                                          FABIAN SOUZA







              [SIGNATURE PAGE TO TERRESTAR STOCKHOLDERS' AGREEMENT]